NALCO COMPANY
LONG TERM CASH INCENTIVE PLAN

SUMMARY OF

PLAN PROVISIONS AND ADMINISTRATIVE GUIDELINES

A. Purpose

The purpose of the Long Term Cash Incentive Plan (the Plan) is twofold: (1) To reward key senior managers for their performance for their contribution to long-term financial results that drive shareholder value, and (2) to increase the key senior managers’ stakes in the future growth and profitability of Nalco Company (the Company)

B. Plan Term

The Long Term Cash Incentive Plan is a three-year performance plan. Each performance cycle starts on January 1 of the first year and ends on December 31 of the third year.

C. Effective Date and Termination

The Plan was adopted by the Chairman’s Committee effective January 4, 2001. The Plan will remain in effect until such time as the Chairman’s Committee, subject to the approval of the Compensation Committee, may elect to suspend, amend, or terminate it.

D. Administration of the Plan

The Plan will be administered in accordance with guidelines included in this document. The Chairman’s Committee will resolve any conflicts in interpretation of the Plan or the administrative guidelines, and its determinations shall be final.

All awards are subject to the discretion of the Chairman’s Committee. The Committee has the full authority to: 1) vary, withhold, grant, or reinstate awards; 2) to vary or eliminate performance goals, targets, and metrics; and 3) to determine, calculate, and vary performance assessments.

The Chairman’s Committee in its discretion may make adjustments to calculated awards for financial performance of the Company, personal performance of participants and their contributions to the profitability and development of the Company, and pertinent business reasons not included in the Plan formulas.

The Chairman’s Committee reserves the right to request and recover the repayment of any award subsequently found not to have been earned and/or to offset the amount of any such award in severance pay.

Exceptions to administrative guidelines may be granted from time to time by the Chief Executive Officer and the Chairman’s Committee. Other managers have no authority to diverge from the administrative guidelines and may not offer exceptions to the guidelines without the express written consent of the Chief Executive Officer.

E. Eligibility

The Chairman’s Committee will designate a select group of senior management employees to participate in the Plan for each performance cycle. Employees who participate in other Company-sponsored long-term incentive plans will not be eligible to participate in the Plan, with the exception of the Stock Incentive Plan. The Committee’s designation of a manager as a participant does not require the Committee to designate the manager as a participant in any other performance cycle. Employees assigned to job roles that have been designated as participating in the Plan are not automatically qualified to participate in the Plan.

F. Target Awards

The Chairman’s Committee will assign to each participant a target award as a percentage of the participant’s actual salary earned during the last year of the Plan Term. Where applicable in certain countries, base salary includes 13th, 14th, and 15th month salary and other payments considered by custom as fixed earnings for purposes of calculating awards. This includes any direct salary paid in U.S. dollars by Nalco, but does not include vacation bonuses, pay in lieu of vacations, assignment allowances, or any other regular, variable or incentive compensation paid by Nalco or a subsidiary company.

The award actually earned may range from 0 to 150% of the target depending on the degree to which specified performance goals are achieved. Total awards under the Plan in any one cycle will be reviewed by the Chairman’s Committee for financial reasonableness, and the Chairman’s Committee has the discretion to vary the Plan, including participation and awards, to bring the total cost within acceptable limits.

G. Performance Measurement

All awards will depend entirely on corporate performance. The specific performance measure(s) and measurement basis for each cycle will be communicated to participants in their participation notices.

H. Performance Ranges and Award Levels

	Threshold	Target	Maximum

Performance (% target)	80%	100%	120%
Award (% target award)	50%	100%	150%

Awards earned between 50% and 150% are based on interpolation of the data.

I. Form and Timing of Payment

Amounts payable under the provisions of the Plan will be paid in cash (subject to applicable withholding requirements) as soon as practical after the end of the last applicable calendar year of the cycle and no later than April 1. Participants must be employed with the Company on the date of payment in order to qualify for the payment of an award.

International awards will be communicated to Regional Human Resources as a percentage of the participant’s base salary to be paid in local currency.

J. Changes in Positions and Circumstances

Newly employed employees who are eligible to participate in the Plan, or employees promoted into LTCIP-eligible roles may begin participation with the first performance cycle after their start or promotion date, subject to the discretion of the Chairman’s Committee. If earlier eligibility is granted by the Chairman’s Committee, the amount of the award paid will be prorated based on the number of months employed during the performance period.

Transferred or demoted employees, or employees promoted from one LTCIP-eligible role to another, will continue to participate in performance cycles to which they have already been admitted according to the original participation terms. Their eligibility, participation, and/or target level of participation for new cycles will be based on their new status. Both the continued participation in cycles already begun and future performance cycles are subject to the discretion of the Chairman’s Committee.

If the participant is on an approved leave of absence for a period of one or more months during the performance period, the amount of award paid may not exceed a pro rata share of the maximum award payable under the Plan, subject to the discretion of the Chairman’s Committee.

The Chairman’s Committee, in its discretion, shall determine the degree and basis of participation for an employee whose eligibility for participation may change during the Plan Term as a result of transfer, promotion, demotion, beginning of employment with the Company or other change in circumstances.

K. Termination of Employment

If a participant is terminated prior to the end of the Plan Term by reason of death, disability, or retirement, a prorated award will be paid based on the number of months employed during the performance period prior to termination. If a participant is terminated prior to the end of the Plan Term for any reason other than death, disability, or retirement, the amount then payable to the terminated employee under the Plan will be forfeited, subject to the sole discretion of the Chairman’s Committee. In the latter case, however, such amount may not exceed a pro-rata share of the maximum individual award payable to that individual under the Plan, where the pro-rata share is the number of full months of employment for that performance cycle divided by total number of months in the Plan Term. Any such payments will be made at the time all awards are paid to Plan participants.

This section should be read in connection with all other employment or executive agreements, so that the prorated payment is not duplicated. Where the employment or executive agreement provides for prorated payment(s) for LTCIP performance cycles, the payment will be made under the employment or executive agreement and no such payment shall be payable under this section.

L. Participant Rights

The payment of an award to an employee with respect to any performance cycle does not guarantee the employee neither future employment by Nalco Company or its subsidiaries or affiliates, or future participation in the Plan. Employee's rights under the Plan are not assignable.

M. Amendment of the Plan

The Plan may be amended at any time by the Chairman’s Committee at its discretion.